UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 1, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2019, effective January 31, 2019, Inuvo, Inc., together with certain of its wholly-owned subsidiaries as co-borrowers, entered into the First Amendment (the “First Amendment”) to the Amended and Restated Business Financing Agreement dated October 11, 2018 with Western Alliance Bank. The First Amendment:

•
extended the expiration date with respect to the eligible unbilled receivable sublimit of $2,500,000, to April 30, 2019, and such eligible unbilled receivable sublimit from and at all times after May 1, 2019 is $0.; and

•
the success fee, which will be due the bank upon termination of the agreement or repayment of our obligations under the Amended and Restated Financing Agreement, was increased from $75,000 to $80,000 and deemed fully earned as of October 11, 2018.

The foregoing description of the terms and conditions of the First Amendment is qualified in its entirety by reference to the agreement which will be filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: February 1, 2019	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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